As filed with the Securities and Exchange Commission on November 30, 2009

Registration No. 333-162611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6211	84-1374481

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1251 Avenue of the Americas
20th floor
New York, New York 10020
(212) 356-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Rubin
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas
20th Floor
New York, New York 10020
(212) 356-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-5030
(212) 208-6809 facsimile

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the Registrant.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-3 of Rodman & Renshaw Capital Group, Inc. listed as registrant herein (“Amendment No. 3”) does not relate to the contents of the prospectus contained in the Registration Statement on Form S-3, which is not amended hereby. Accordingly, this Amendment No. 3 does not include a prospectus. This Amendment No. 3 is being filed solely for the purpose of filing Exhibit 23.1 as indicated on the exhibit index.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTON 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 30, 2009.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:	/s/ EDWARD RUBIN

Edward Rubin,
Chief Executive Officer

Signature		Title	Date

/s/ EDWARD RUBIN		Chief Executive Officer (Principal Executive Officer) and Director	November 30, 2009

Edward Rubin

/s/ DAVID J. HORIN		Chief Financial Officer (Principal Accounting Officer)	November 30, 2009

David J. Horin

*		Chairman	November 30, 2009

Wesley K. Clark

*		Vice Chairman	November 30, 2009

Michael Vasinkevich

*		Director	November 30, 2009

John J. Borer III

*		Director	November 30, 2009

Sam Dryden

*		Director	November 30, 2009

Richard Cohen

*		Director	November 30, 2009

Marvin I. Haas

*		Director	November 30, 2009

Winston Churchill

*		Director	November 30, 2009

Peter F. Drake

*		Director	November 30, 2009

Mark L. Friedman

*By:	/s/ EDWARD RUBIN

Edward Rubin, Attorney-in-Fact

II-5

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement for Equity Securities*

1.2		Form of Underwriting Agreement for Debt Securities*

1.3		Form of Underwriting Agreement for Warrants*

1.1	1	Form of Underwriting Agreement for Units*

3.1	(a)	Certificate of Incorporation(1)

3.1	(b)	Amendment to Certificate of Incorporation(2)

3.2		Bylaws(1)

4.1		Specimen stock certificate(2)

4.2		Form of Enthrust Common Stock Purchase Warrant(3)

4.3		Registration Rights Agreement dated July 10, 2007(3)

4.4		Form of Senior Debt Indenture***

4.5		Form of Subordinated Debt Indenture***

5.1		Form of Opinion of Morse, Zelnick, Rose & Lander, LLP***

21.1		Subsidiaries(4)

23.1		Consent of KPMG LLP

23.2		Consent of Marcum LLP(5)

23.3		Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)***

24.1		Power of Attorney***

25.1		Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Senior Debt Indenture**

25.2		Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Subordinated Debt Indenture**

*	To be filed, if necessary, by a pre- or post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**	To be filed pursuant to section 305(b)(2) of the Trust Indenture Act of 1939 on form 305B2.

***	Previously filed.

(1)	Filed as an exhibit to our Current Report on Form 8-K filed on January 22, 2007 and incorporated herein by reference.

(2)	Filed as an exhibit to Amendment #1 to our Registration Statement on Form S-1 (SEC No. 333-144684) on September 20, 2007 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated July 11, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to our Annual Report on Form 10-K dated March 11, 2009 and incorporated herein by reference.

(5)	Not required with this filing.